SCHEDULE 14A INFORMATION



Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. 17)
Filed by Registrant                       [ X ]
Filed by Party other than the Registrant  [   ]

Check the appropriate box:
  [   ]                  Preliminary Proxy Statement
  [   ]                  Confidential, for Use of the Commission Only (as
                         permitted by Rule 14-6(e)(2)
  [ X ]                  Definitive Proxy Statement
  [   ]                  Definitive Additional Materials
  [   ]                  Soliciting Material Pursuant to Sec. 240.14a-11(c) or
                         240.14a-12

                                  Hancock Holding Company

Payment of Filing Fee (Check the appropriate box):

[ X ]        No fee required.
[   ]        Fee computed on table below per Exchange Act  Rules
             14a-6(i)(4) and 0-11.
1)           Title of each class of  Securities to which transaction applies:

2)           Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(Set forth the amount on which the filing fee is calculated and state how it was determined):
4)           Proposed maximum aggregate value of transaction:
5)           Total fee paid:

[  ]         Fee paid previously with preliminary materials

[  ]         Check  box if any  part  of the  fee is  offset  as  provided  by
             Exchange  Act  Rule   0-11(a)(2)   and  identify  the  filing  by
             registration  for which the offsetting  fee was paid  previously.
             Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)           Amount Previously Paid:
2)           Form, Schedule or Registration Statement No.:
3)           Filing Party:
4)           Date Filed:  January 25, 1999

                                            January 31, 2000






Dear Shareholder:

       You are cordially invited to attend the Company's annual meeting on February 24, 2000. The meeting will begin promptly at 5:30 p.m., Hancock Bank, One Hancock Plaza, Gulfport, Mississippi.

       The official Notice of Meeting, Proxy Statement and Form of Proxy are included with this letter. The matters listed in the Notice of Meeting are described in detail in the Proxy Statement.

       The vote of every shareholder is important. Regardless of whether or not you plan to attend the annual meeting in Gulfport, please sign, date and promptly mail your proxy. The Board of Directors and Management look forward to greeting those shareholders who are able to attend.


                                            Sincerely,




                                            Leo W. Seal, Jr.
                                            President and C.E.O.

                             Hancock Holding Company
                                One Hancock Plaza
                                2510 14th Street
                               Gulfport, MS 39501
                                  (228)868-4414
                                January 31, 2000


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



         The annual meeting of shareholders of Hancock Holding Company will be held at Hancock Bank, One Hancock Plaza, 2510 14th Street, Gulfport, MS 39501, on February 24, 2000 at 5:30 p.m., for the following purposes:



     1. To elect three (3) directors to hold office for a term of three (3) years or until their successors are elected and qualified.

     2. To vote on approval of the appointment of Deloitte & Touche LLP, as the Independent Public Accountants for the Company.

     3.   To vote on a  shareholder  proposal  that the  Board of  Directors  of
          Hancock Holding Company take specific, identifiable actions to increase, enhance or maximize the value of each shareholder's shares of stock in the Company, through the sale of assets, sale of branches, acquisitions by the Company or merger of the Company.

         Only those shareholders of record at the close of business on December 31, 1999, shall be entitled to notice of, and to vote at, the meeting or any adjournments thereof.

         WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE DATE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY. IF YOU DO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

                                           By Order of the Board of Directors



                                           /s/  Leo W. Seal
                                           -------------------------------------
                                           Leo W. Seal, Jr. President and C.E.O.

                             Hancock Holding Company
                                One Hancock Plaza
                                2510 14th Street
                           Gulfport, Mississippi 39501
                                 Proxy Statement
                                January 31, 2000

         This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Hancock Holding Company (the "Company" or "HHC") for the annual meeting of shareholders to be held on February 24, 2000, 5:30 p.m., local time, at Hancock Bank, One Hancock Plaza, 2510 14th Street, Gulfport, Mississippi. Only shareholders of record at the close of business on December 31, 1999 are entitled to notice of and to vote at the meeting. It is expected the Proxy Materials will be first mailed on January 31, 2000.

          This proxy solicitation is made by the Board of Directors of HHC. Nominees are advised prior to record date to submit their request for proxy solicitation materials, and they are shipped overnight to nominees or their designated agent to process to non-objecting beneficial owners and objecting beneficial owners. Corporate Communications is contracted by the Company to solicit proxy requests at a cost of approximately $3,500, plus customary expenses. The contact at Corporate Communications is Mr. Roy Alley, P. O. Box 101190, Nashville, TN 37224. He can be reached at telephone number (615) 254-3376. All nominees and brokers will be reimbursed the allowable charges as per U. S. Securities and Exchange Commission regulations. The Company will bear the cost of the solicitation of proxy materials. All requests for payment should be directed to: Hancock Holding Company, Investor Relations, P. O. Box 4019, Gulfport, MS 39502.

         Holders of record of the Company's Common Stock, par value $3.33 per share (The "Common Stock"), as of December 31, 1999 (the "Record Date") are entitled to vote at the meeting or any adjournment thereof. Each share of Common Stock entitles the holder thereof to one (1) vote on each matter presented at the Annual Meeting for shareholder approval. On December 31, 1999, 10,908,664 shares of Common Stock were outstanding and entitled to vote (after deducting 162,200 shares not eligible to vote which are held in Company subsidaries and 1,906 shares held in Treasury).

         Pursuant to Mississippi Law and the Company's Bylaws, action on a matter (other than the election of Directors) is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the Company's Articles of Incorporation or Mississippi Law specifically requires a greater number of affirmative votes on a particular matter. Broker non-votes and shareholder abstentions are not counted in determining whether or not a matter has been approved by shareholders.

         Pursuant to Mississippi Law and the Company's Bylaws, directors are elected by a plurality of the votes cast in the election of directors. A "plurality" means that the individuals with the largest number of favorable votes are elected as directors, up to the maximum number of directors to be chosen at the meeting.

         Shareholders of the Company do not have cumulative voting rights with respect to the election of directors at the Annual Meeting. A shareholder has the right to vote the number of shares owned in the election of each director. With respect to the election of three (3) directors to hold office for a term of three (3) years, the nominees receiving the most votes, up to three (3), will be elected. If the Proxy is marked to vote for the three (3) directors as a group, one vote will be cast for each director for each share entitled to vote. If any shareholder wishes to vote for fewer than three (3) directors, they may line through or otherwise strike out the name of any nominee.

         Any person giving a Proxy has the right to revoke it at any time before it is exercised. A shareholder may revoke his Proxy: (1) by personally appearing and choosing to vote at the Annual Meeting; (2) by written notification to the Company which is received prior to the exercise of the Proxy; or (3) by a subsequent Proxy executed by the person executing the prior Proxy and presented at the Annual Meeting. All properly executed Proxies, if not revoked, will be voted as directed on all matters proposed by the Board of Directors, and, if the shareholder does not direct to the contrary, the shares will be voted "FOR" Items 1 and 2 and "AGAINST" Item 3 as described below. Solicitation of proxies will be primarily by mail. Officers, directors, and employees of the Company and its subsidiaries, Hancock Bank and Hancock Bank of Louisiana, (hereinafter referred to collectively as the "Banks") also may solicit Proxies personally. Abstentions and broker non-votes are counted only for the purpose of determining whether a quorum is present at the meeting.

         The presence at the Annual Meeting, in person or by proxy, of a majority of the shares of Common Stock outstanding and entitled to vote on December 31, 1999 will constitute a quorum.

         Any shareholder, or their appointed agent, who has any questions concerning the procedures for voting their proxy or the annual meeting should call Dot Miller at (228) 868-4414 or 1-800-522-6542 ext. 4414.

MANAGEMENT PROPOSALS:

ITEM 1 -- ELECTION OF DIRECTORS

         The Board of Directors, by a vote of a majority of the full Board, has nominated the persons named below for election to serve as directors. The term of each of the three (3) newly-elected directors will expire at the Annual Meeting of Shareholders in 2003 or when his successor has been elected and qualified.

         The Company's Articles of Incorporation provide for a Board of at least nine (9) directors classified into three (3) classes of directors. At each annual meeting each class of directors whose term has expired will be elected to hold office until the third succeeding annual meeting or until their successors has been elected and qualified.

         It is the intent of the persons named in the Proxy to vote such Proxy "FOR" the election of the nominees listed below, unless otherwise specified in the Proxy. In the event that any such nominee should be unable to accept the office of director, which is not anticipated, it is intended that the persons named in the Proxy will vote for the election of such person in the place of such nominee as the Board of Directors may recommend.

         Nominations for the election to the Board of Directors, other than those made by or at the direction of the Board of Directors, may be made by a shareholder by delivering written notice to the Company's Secretary not less than fifty (50) nor more than ninety (90) days prior to the meeting at which directors are to be elected, provided that the Company has mailed the first notice of the meeting at least sixty (60) days prior to the meeting date. If the Company has not given such notice, shareholder nominations must be submitted within ten (10) days following the earlier of: (i) the date that notice of the date of the meeting was first mailed to the shareholders, or (ii) the date on which public disclosure of such date was made. The shareholder's notice must set forth as to each nominee: (i) the name, age, business address and residence address of such nominee; (ii) the principal occupation or employment of such nominee; (iii) the class and number of shares of the Company's Common Stock which are beneficially owned by such nominee; and (iv) any other information relating to such nominee that may be required under federal securities laws to be disclosed in solicitations of proxies for the election of Directors. The shareholder's notice must also set forth as to the shareholder giving notice:
(i) the name and address of such shareholder; and (ii) the class and amount of such shareholder's beneficial ownership of the Company's Common Stock. If the information supplied by the shareholder is deficient in any material aspect or if the foregoing procedure is not followed, the chairman of the Annual Meeting may determine that such shareholder's nomination should not be brought before the meeting that such nominee shall not be eligible for election as Director of the Company.

NOMINEES FOR DIRECTOR

L. A. Koenenn, Jr.  - currently a Director
         Additional information for Mr. Koenenn can be found in the section describing directors of the Company.

Dr. Homer C. Moody, Jr - currently a Director
         Additional information for Dr. Moody can be found in the section describing directors of the Company.

George A. Schloegel - currently a Director
         Additional information for Mr. Schloegel can be found in the section describing directors of the Company.

ITEM 2 -- APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has appointed Deloitte & Touche LLP, a firm of independent certified public accountants, as auditors for the fiscal year ending December 31, 2000, and until their successors are selected. Deloitte & Touche LLP and its predecessor, Touche Ross, have been auditors for the Company since it commenced business in 1984, for Hancock Bank since 1981 and Hancock Bank of Louisiana since 1990.

         The Company has been advised that neither the firm nor any of its partners has any direct or any material indirect financial interest in the securities of the Company or any of its subsidiaries, except as auditors and consultants on accounting procedures and tax matters. The Board does not anticipate that representatives of Deloitte & Touche LLP will be in attendance at the Annual Meeting, be present to make a statement or be available to respond to appropriate questions.

         Although not required to do so, the Board of Directors has chosen to submit its appointment of Deloitte & Touche LLP for ratification by the Company's shareholders. It is the intention of the persons named in the Proxy to vote such Proxy FOR the ratification of this appointment. If this proposal does not pass, the Board of Directors will reconsider the matter. The proposal will be ratified if the votes cast favoring the appointment exceed the votes cast opposing it.

SHAREHOLDER PROPOSAL:

ITEM 3 -- SHAREHOLDER PROPOSAL CONCERNING INCREASING, ENHANCING, AND MAXIMIZING SHAREHOLDER VALUE

     Sherman Muths, Jr. , P. O. Drawer 1630, Gulfport, MS 39502, the owner of 84,800 shares of Common Stock, has notified the Company in writing that he wishes the following proposal to be placed before the shareholders at the Annual
Meeting:

         That the Board of Directors of Hancock Holding Company ("the Company") take specific, identifiable actions to increase, enhance or maximize the value of each shareholder's shares of stock in the Company, through the sale of assets, sale of branches, acquisitions by the Company or merger of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

         The Board of Directors of the Company has in the past and will continue in the future to take specific actions to enhance shareholder value, including consideration of asset or branch sales and acquisitions by the Company. For example, in 1999 the Company conducted a branch profitability analysis which identified certain branches which were performing below acceptable standards. As a result, 5 branches were closed in 1999 and 2 additional branches will be closed effective March 10, 2000.

         The Company continues to seek additional means of further enhancing shareholder value including the consideration of acquiring various financial services entities as those opportunities arise.

         The Board of Directors adopted a motion to develop and implement a long-term business strategy on February 19, 1998 intended to further enhance shareholder value. As part of this process, the Board has determined that at the present time it believes that shareholder value can best be enhanced through remaining an independent organization.

        The shareholder proposal is unnecessary since the Board is already taking actions to enhance shareholder value. It is unclear what specific additional obligations, if any, Mr. Muths' proposal would place on the Board or the Company. As a result, the Board recommends that shareholders vote against Mr. Muths' proposal.

DIRECTORS OF HHC

Joseph F. Boardman, Jr.
         Director since 1984, Chairman of the Board since 1987. Retired President of Coast Materials
Company  (Ready  Mixed Concrete Business), Gulfport, Mississippi
         Term of Office: For a three year period to expire in 2002
         Age: 70

James B. Estabrook, Jr.
         Director since 1995. Mr. Estabrook's principal occupation has been as President of Estabrook Motor Co., Inc. since 1967. Mr. Estabrook also serves in the capacities at the companies indicated: President of Weaver Motor Co., Inc. (Automobile Dealerships); President of Auto Credit, Inc. (Auto Finance Business); General Partner, Estabrook Properties, LP (Real Estate Business ); Vice President, Falcon Leasing and Rental, Inc., (Daily Rental Automobile Business) Pascagoula, Mississippi; and Advisory Director, Hancock Bank since 1985.
         Term of Office: For a three year term to expire in 2001
         Age: 55

Charles H. Johnson
         Director since 1987.  Business Manager since 1961and previous
President  of  Charles  H.  Johnson,   Inc.   (Residential  General  Contracting
Business), Diamondhead, Mississippi; Treasurer since 1965, Universal Warehouse, Inc., (Mini-Storage Business), Diamondhead, Mississippi.
         Term of Office: For a three year period to expire 2002
         Age: 66

L. A. Koenenn, Jr.
         Director since 1988. Public Accountant with the firm L. A. Koenenn, Jr., Gulfport, Mississippi since 1946
         Term of Office: For a three year term to expire in 2000, Nominee for election
         Age: 80

         Victor Mavar
         Director since 1993. President of Mavar, Inc. since 1989 (Real Estate Firm), Biloxi, Mississippi; Vice President, G & R Radio Inc. since 1996, Biloxi, Mississippi; Previous Vice President, Mavar Shrimp & Oyster Co., Inc., Biloxi, Mississippi.
         Term of Office: For a three year term to expire in 2001
         Age: 73

         Thomas W. Milner, Jr.
         Director since 1984. Retired Vice Chairman of the Board, Hancock Bank, Gulfport, Mississippi
         Term  of  Office: For a three year period to expire 2002
         Age: 86

Dr. Homer C. Moody, Jr.
         Director since 1984. Retired Doctor of Veterinary Medicine, Poplarville, MS. He practiced veterianian medicine from 1955 to 1989.
         Term of Office: For a three year period to expire in 2000,
                         Nominee for election
         Age: 75

George A. Schloegel
         Director of Company since 1984. President, Hancock Bank, Gulfport, Mississipi, since 1990, Vice Chairman of the Board of Hancock Holding Company since 1984; Director of Hancock Bank of Louisiana, since 1990. Director of Mississippi Power Company, Gulfport, Mississippi . Mr. Schloegel was employed part-time with Hancock Bank from 1956-1959 and began full-time employment in 1962. He served in various capacities until being named President in 1990.
         Term of Office: For a three year term to expire in 2000, Nominee for election
         Age: 59

         Leo W. Seal, Jr.
         Director of the Company since 1984. President, Hancock Bank, Gulfport, Mississippi since 1963; President and Chief Executive Officer, Hancock Holding Company, since 1984; Advisory Director, Hancock Bank of Louisiana since 1993. Mr. Seal was employed by Hancock Bank in 1947. He was elected to the Board of Directors of Hancock Bank in 1961 and named President in 1963. In 1977, he was named President and Chief Executive Officer of Hancock Bank.
         Term of Office: For a three year period to expire in 2001
         Age: 75

          George A. Schloegel is a director of Mississippi Power Company, Gulfport, Mississippi. None of the other Directors of the Company are directors of another company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the reporting requirements of Section 15(d) of the Act, or registered as an investment company under the Investment Company act of 1940.

         No  family  relationship   exists  between  any  directors,   executive
officers, or persons nominated to become a director of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         All Directors, Executive Officers, and Nominees of the Company have filed all required insider reporting forms with the U. S. Securities and Exchange Commission in a timely manner for the previous year.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following table sets forth information concerning the number of shares of common stock of the Company held as of December 13, 1999 by the only shareholders who are known to management to be the beneficial owners of more than five percent (5%) of the Company's oustanding shares:

Name and Address                 Amount and                     Percent
of Beneficial Owner              Nature of                      of Class
                                 Beneficial Ownership(1)
                                 Of Common Stock
-------------------------------------------------------------------------------
Leo W. Seal, Jr.                 1,168,323.6 (2)                10.7 %
408 North Beach Blvd.
Bay St. Louis, Mississippi
39520

Hancock Bank Trust               1,162,797.8(3)                 10.7 %
Department
One Hancock Plaza
Gulfport, Mississippi 39501
------------------------
(1) Constitutes sole ownership unless otherwise indicated.
(2) Includes 2,494.1 shares owned by Mr. Seal's wife, 18.6 shares held by Mr. Seal's children, 96,800 shares held in a charitable trust, of which Mr. Seal has voting rights but no dispositive powers, and excludes 434,823 shares in three
(3) trusts held by the Hancock Bank Trust Department (not included in the 1,162,797.8 shares shown above as beneficially owned by the Trust Department) as to which Mr. Seal has sole voting rights, but no power of disposition. Mr. Seal's sister and her children are the beneficiaries of these trusts. It also includes 24,000 options and 6,000 restricted stock shares which were granted to Mr. Seal in the 1996 Long-Term Incentive Plan.
(3) Consists of shares held and
voted by the Hancock Bank Trust Department as trustee for 106 different accounts. Within these 106 accounts, the Trust Department has sole voting rights on 1,162,797.8 shares, shared voting rights on zero shares and no power to vote 253,493.3 shares. The Trust Department has the sole right to dispose of 1,047.708.3 shares, shared right to dispose of zero shares and no authority to dispose of 253,493.3 shares.

SECURITY  OWNERSHIP OF MANAGEMENT
(As of December 13, 1999)
Name of Beneficial Owner                     Amount                  Percent
                                             Nature                 of Class
                                      Beneficial Ownership(1)
                                         Of Common Stock
--------------------------------------------------------------------------------
Directors
Joseph F. Boardman, Jr.                    10,714.8   (2)            0.09%
James B. Estabrook, Jr.                     1,860.0   (3)            0.02%
Charles H. Johnson                          7,452.7                  0.07%
L A Koenenn, Jr.                            4,080.0   (4)            0.04%
Victor Mavar                               14,723.0                  0.14%
Thomas W. Milner, Jr.                       2,815.0                  0.03%
Dr. Homer C. Moody, Jr.                    12,369.0   (5)            0.11%
George A. Schloegel                       136,016.5   (6)            1.25%
Leo W. Seal, Jr.                        1,168,323.6   (7)           10.71%
Executive Officers
Charles A. Webb, Jr.                       11,242.7   (8)            0.10%
A. Hartie Spence                            8,288.9   (9)            0.08%
Carl J. Chaney                              1,916.4  (10)            0.02%
Directors and Executive Officers as     1,883,672.7  (11)            17.3%
a group (18 persons)
-----------------------------
(1)  Constitutes sole ownership unless otherwise indicated.
(2)  Includes  487 shares owned by Mr. Boardman's wife.
(3)  Includes  883 shares owned by Mr. Estabrook's minor child.
(4) Represents 4,080 shares held in the L. A. Koenenn, Jr. and Mae D. Koenenn Revocable Trust. Mr. Koenenn has the sole power to vote and dispose of these shares
(5) Includes 4,907 shares owned Dr. Moody's wife; 702 shares owned jointly by his wife and children, and 1,760 shares owned by Dr. Moody jointly with his children.
(6)  Includes  37,651  shares owned  jointly by Mr.  Schloegel and his wife; 207 shares owned directly by his spouse; 18,000 options and 5,000 Restricted Stock Awards granted to Mr. Schloegel in the 1996 Long-Term Incentive Plan.
(7) Includes 2,494.1 shares owned by Mr. Seal's wife, 18.6 shares owned by his children, 96,800 shares held in a charitable trust of which Mr. Seal has voting rights but no dispositive powers, and excludes 434,823 shares held in a fiduciary capacity by Hancock Bank's Trust Department as to which Mr. Seal has sole voting rights but no power of disposition. Mr. Seal's sister and her children are beneficiaries of these trusts. Mr. Seal disclaims beneficial ownership of these 434,823 shares. It also includes 24,000 options and 6,000 Restricted Stock Awards granted to Mr. Seal in the 1996 Long-Term Incentive Plan.
(8) Includes 9,912.2 shares owned jointly with Mr. Webb's wife, and 600 restricted stock awards granted Mr. Webb in the 1996 Long-Term Incentive Plan.
(9) Includes 566 shares held in an I.R.A. for Mr. Spence, 7,200 options and 500 restricted stock awards granted to Mr. Spence in the 1996 Long-Term Incentive Plan.

(10) Includes 193.3 shares held for the benefit of Mr. Chaney's children, of which he is the custodian; 1,200 options and 250 restricted stock awards granted to Mr. Chaney in the 1996 Long-Term Incentive Plan.
(11) Includes all shares held as a group by all the Company Directors and Executive Officers, including shares disclaimed by Mr. Seal as noted in footnote #7 above. This group consists of 18 persons.


                             EXECUTIVE COMPENSATION
                      SUMMARY MANAGEMENT COMPENSATION TABLE

------------------------------------------------------------------------------------------------------------
                                        Annual Compensation                  Long-Term Compensation
------------------------------------------------------------------------------------------------------------
Name and                                                Other Annual     Restricted     Stock     All Other
Principal                                                    Compen-          Stock   Options  Compensation
Position                   Year  Salary ($)  Bonus($)      sation($)      Awards($)    (#)(1)        ($)(2)
------------------------------------------------------------------------------------------------------------
Leo W. Seal, Jr.           1999     103,080         0         528(3)     76,500 (7)    5,000          2,047
Pres. & CEO HHC                                            18,000(4)
                                                              737(5)
                                                            5,859(6)
                           1998     103,846         0       1,075(3)     87,000 (7)     8,000         2,468
                                                           18,000(4)
                                                            1,175(5)
                                                            8,669(6)
                           1997     100,000         0       1,083(3)    204,000 (7)     8,000         2,312
                                                           18,000(4)
                                                              460(5)
                                                            8,119(6)

George A. Schloegel        1999     341,718         0       1,184(3)    204,000 (8)    10,000         7,451
President, Hancock                                          3,773(4)
Bank, Vice Chm HHC                                          1,227(5)
                                                            2,080(6)
                           1998     321,027    55,000       1,045(3)     87,000 (8)     7,000         7,470
                                                            4,013(4)
                                                              987(5)
                                                            2,804(6)
                           1997     265,500    50,000                   162,000 (8)     7,000         6,671


A. Hartie Spence, Pres.    1999     182,769         0                    19,125 (9)     1,500         2,443
and Director Hancock                                        1,710(3)
Bank of LA                                                 76,800(4)
                                                            5,000(5)
                                                              873(6)
                           1998     176,000    10,000       2,569(3)      4,350 (9)     1,500             0
                                                           77,448(4)
                                                            5,000(5)
                                                            1,178(6)

Carl J. Chaney, CFO        1999     170,000         0         954(3)     19,125(10)     4,000         4,298
HHC                                                         5,000(5)
                                                              143(6)

Charles A. Webb, Jr.       1999     155,769         0                    19,125(11)         0         3,017
Ex. V.P., Sec Hancock
Bank, Ex. V.P., Sec.
HHC

                           1998     150,000    25,000                    19,000(11)         0         3,640

                           1997     150,000    25,000                    19,200(11)         0         3,410

-----------------------------------

(1) Restricted stock shares were awarded January 17, 1997 for the calendar year 1996, a total of 10,200 shares were awarded to these executives with an award price of $42 per share. Awards for the calendar year 1997 were awarded December 11, 1997 , a total of 4,500 shares were awarded to these executives at the price of $60 per share. Awards for the calendar year
      1998 were awarded December 24, 1998 , a total of 4,350 shares were awarded to these executives at the price of $43.50 per share. Awards for the calendar year 1999 were awarded December 21, 1999, a total of 5,500 were awarded to these executives at the price of $38.25 per share.
(2) Includes stock purchase plan contribution and profit sharing plan contribution.
(3)   Automobile compensation.
(4)   Deferred compensation.
(5)   Executive Supplemental plan.
(6)   Cost of excess life insurance.

(7) Represents the fair market value on the date of grant (12/21/99) of 2,000 restricted stock shares which were awarded for the calendar year 1999. Represents the fair market value on the date of grant (12/24/98) of 2,000 restricted stock shares which were awarded for the calendar year 1998, 2,000 restricted stock shares which were awarded for the calendar year 1996 on the date of grant (1/11/97), and 2,000 restricted stock shares which were awarded for the calendar year 1997 on the date of grant (12/11/97). On December 31, 1999, Mr.Seal held 8,000 restricted shares in the aggregate, at a value of $310,000.
(8) Represents the fair market value on the date of grant (12/21/99) of 2,000 restricted stock shares which were awarded for the calendar year 1999. Represents the fair market value on the date of grant, (12/24/98) of 2,000 restricted stock shares which were awarded for the calendar year 1998, 1,000 restricted stock shares which were awarded for the calendar year 1996 on the date of grant (1/11/97), and 2,000 restricted stock shares which were awarded for the calendar year 1997 on the date of grant (12/11/97). On December 31, 1999, Mr. Schloegel held 7,000 restricted shares in the aggregate, at a value of $271,250.
(9) Represents the fair market value on the date of grant (12/21/99) of 500 restricted stock shares which were awarded for the calendar year 1999. Represents the fair market value on the date of grant (12/24/98) of 100 restricted stock shares which were awarded for the calendar year 1998. On December 31, 1999, Mr. Spence held 1,000 restricted shares in the aggregate, at a value of $38,750.
(10) Represents the fair market value on the date of grant (12/21/99) of 500 restricted stock shares which were awarded for the calendar year 1999. On December 31, 1999, Mr. Chaney held 750 restricted shares in the aggregate, at a value of $29,062.
(11) Represents the fair market value on the date of grant (12/21/99) of 500 restricted stock shares which were awarded for the calendar year 1999. Represented the fair market value on the date of grant (12/24/98) of 250 restricted stock shares which were awarded for the calendar year 1998, 100 restricted stock shares which were awarded for the calendar year 1996 on the date of grant (1/11/97), and 250 restricted stock shares which were awarded for the calendar year 1997 on the date of grant (12/11/97). On December 31, 1999, Mr. Webb held 1,100 restricted shares in the aggregate, at a value of $42,625.


Option Grants


         Shown below is information on grants of stock options pursuant to the Company's incentive plan during 1999 to the named executives in the above table. Restricted Stock Awards are disclosed under the Executive Compensation Table.

                                                           Stock Option Grants in Last Fiscal Year
                                                           ---------------------------------------
                                                              Individual Grants
                                                                                   Potential
                                                                                  Realizable Value

                       Options       Percent of    Option        Expiration                                Grant Date
Name                   Granted       Total         Price($)      Date           5%            10%          Present
                                     Granted                                                               Value ($)
----                   -------       ----------    -----------   ----------     ------------  -----------  -------------
Leo W. Seal, Jr.       2,624          3.03%          $38.25 (1)  12-21-2009     $  63,121.00  $159,961.00   $100,368.00
                       2,376          2.75%          $42.075(3)  12-21-2004     $  48,067.00  $135,754.00   $ 90,882.00


George A. Schloegel    7,386          8.54%          $38.25  (1) 12-21-2009     $ 177,671.70  $450,255.00   $282,514.50
                       2,614          3.02%          $38.25  (2) 12-21-2009     $  62,880.29  $159,351.00   $ 99,985.50


A. Hartie Spence       1,500          3.03%          $38.25  (2) 12-21-2009     $  36.083.00  $ 91,441.00   $ 57,375.00


Carl J. Chaney         1,386          1.60%          $38.25  (1) 12-21-2009     $  34,340.71  $ 84,492.00   $ 53,014.50
                       2,614          3.02%          $38.25  (2) 12-21-2009     $  61,880.29  $159,351.00   $ 99,985.50
------------------

(1) Non-qualified stock options were issued at the fair market value on the date of grant, 12/21/99.
(2) Incentive stock options were issued at the fair market value on the date of grant, 12/21/99.
(3) Incentive stock options granted were issued at 110% of the fair market value on the date of grant, 12/21/99.


Option Exercises


          The  following   Table  sets  forth  certain   information   regarding
individual exercises of stock options during 1999 and unexercised options granted to each of the named executives and held by them at the end of 1999.




                                            AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                                   AND FISCAL YEAR END OPTION VALUES

                                               Number of Unexercised Options               Value of In-the-money
                                                                                                Options(1)
                  Shares
                  Acquired      Value
Name              on Exercise   Realized       Exercisable    Unexercisable  Exercisable    Unexercisable
----------------  -----------   --------       -----------    -------------  -----------    -------------
Leo W. Seal, Jr.     0             $0.00          20,465(2)       2,376(3)      $0.00          $    1,312.00

George A. Schloegel  0             $0.00            4,166(4)     15,251(3)      $0.00          $    5,000.00
                                                    6,834(2)                    $0.00
                                                    1,749(3)

A. Hartie Spence     0             $0.00            4,166(4)      2,625(3)      $0.00          $      750.00
                                                    1,534(2)                    $0.00
                                                      375(3)

Carl J. Chaney       0             $0.00               300(3)     4,900(3)      $0.00          $    2,000.00


--------------------
(1) Based on closing price on the NASDAQ National Market System of $38.75 on December 31, 1999.
(2) Stock Options are exercisable six months after the date of grant.
(3) Stock Options granted are exercisable 25% after the first year, then an additional 25% for each of the next three years.
(4) Stock Options granted were exercisable one year after the date of the grant.

                      COMMITTEES OF THE BOARD OF DIRECTORS

     The Company has an Audit Committee currently composed of J. F. Boardman, Jr., L. A. Koenenn, Jr., Frank E. Bertucci, Gordon Redd, Jr., and Christine Smilek, of which Mr. Koenenn and Mrs. Smilek are both practicing accountants. The Audit Committee oversees the operation of the Company's Audit Department and makes recommendations to the Board of Directors concerning the independent accountants for the Company and its subsidiaries. The Audit Committee met six
(6) times during 1999.

     The Company has a Loan Review Committee which meets monthly and is currently composed of the following members: Joseph F. Boardman, Jr., James B. Estabrook, Jr., Charles A. Webb, Jr., Leo W. Seal, Jr., Alton Bankston, Charles
H. Johnson,  Gordon Redd, Jr., Victor Mavar and George Schloegel.  It met twelve
(12) times during 1999.

     The Company has a Compensation Committee which determines the salary of the executive officers of the Company. It met two (2) times during 1999 and is composed of J. F. Boardman, Jr., James B. Estabrook, Jr., Charles H. Johnson, L.
A. Koenenn,  Jr., Victor Mavar, T. W. Milner,  Jr., Dr. H. C. Moody, Jr., and A.
F. Dantzler, Jr.

     The Company also has an Executive Committee composed of the following members: A. F. Dantzler, Jr., Chairman; Leo W. Seal, Jr., George A. Schloegel, and Joseph F. Boardman, Jr. The Executive Committee met six (6) times in 1999.


         The Company does not have a Nominating Committee.

         Hancock Bank has, among other committees, an Investment Committee which meets monthly, an Insurance Committee which meets annually and a Salary Committee. The Salary Committee is composed of the 12 members of management who determine wages and compensation for the Bank's officers and other employees. George A. Schloegel and Leo W. Seal, Jr., both of whom are Directors of the Company, are two of the 12 members. The Salary Committee of Hancock Bank meets quarterly for annual increases and promotions. Other salary modifications are discussed at the weekly management meeting.

         The Board of Directors of the Company met a total of fourteen (14) times during the year ended December 31, 1999. During 1999, all Directors attended 75% or more of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by committees on which they served, with the exception of Mr. Milner who attended 71% of the meetings of the Board of Directors.

Director's Fees

         Directors of the Company who are not also full-time employees of Hancock Bank or Hancock Bank of Louisiana (i.e. all Directors except Messrs. Seal and Schloegel) receive $275 for each regular and special board meeting attended. Directors of the Company who are not full-time employees of Hancock Bank or Hancock Bank of Louisiana and are also Directors of one of the Banks, receive an additional $275 for meetings of either Banks' Board of Directors attended, provided that such meetings are not held on the same day as meetings of the Company. Directors of the Company who attend regional board meetings are paid $375 for each Jackson County Board/Loan Committee Meeting attended and $250 for each Pearl River or Hancock County Board Meeting attended. Directors of the Company who are not full-time employees of Hancock Bank or Hancock Bank of Louisiana and are members of a Bank Committee, also receive $225 for each committee meeting attended, $100 for each loan committee meeting attended in Gulfport, Mississippi; $60 for each loan committee meeting attended in
Biloxi/Ocean Springs, or Hancock County, Mississippi; and $50 for each loan committee meeting attended in Pearl River County, Mississippi.

         Year end bonuses are paid to the Directors of the Company based upon the number and type of meetings attended during the year in the amounts set forth above. Consideration is also given to the duration and logistics of the meetings attended.

         From time to time the Company will initiate referral programs for the Directors. In 1999, the Company offered a voluntary referral program to the directors. Seventeen (17) Directors of the Company and subsidiaries participated in the 1999 plan. Directors earned one (1) point for every $1,000 in new business referred to the Company. At year end, the points were tallied and $1.00 was paid to the directors for every point. The Company purchased shares off the open market equivalent to the number of dollars each director earned. Directors referring one million dollars ($1,000,000) or more were also given a choice of a 7-day cruise for two to Key West or 15 shares of HHC stock; directors referring $500,000 to $999,000 were also given a choice of a 3-night Disney Golf trip or 10 shares of HHC stock; and directors referring $250,000 to $499,000 were also given a choice of a 2-night Sandestin Golf trip or 5 shares of HHC stock.

Pension Plan
         Hancock Bank, along with some of its affiliated companies, maintains a noncontributory integrated pension plan and trust agreement (the "Pension Plan") covering all full-time salaried employees (including executive officers of the Company who are also employees of the Banks) who have completed one (1) year of service and have attained 21 years of age. Employees become participants in the Pension Plan on January 1 or July 1 following the satisfaction of the eligibility requirements.

         The benefit formula was modified by an amendment and restatement of the Pension Plan dated December 31, 1992. Under this formula, a participant accrues his benefit under the Pension Plan on the basis of his years of service with the Bank and its affiliated companies, his years of participation in the Pension Plan, his average annual compensation (calculated by using his base compensation for the five consecutive years of service that produce the highest average), and Social Security laws and amounts. His benefit accrues in increments based on his years of participation at any time of determination and the number of years of participation he would have at his normal retirement age [that is, the date on which the participant has attained age 65 but not earlier than the fifth anniversary of the first day of the Pension Plan year (January 1 - December 31) during which the participant commenced participation in the Pension Plan].

         A participant's normal retirement date is the first day of the month coincident with or immediately proceeding his normal retirement age. A participant is eligible to elect early retirement after he has either (1) completed fifteen years of service and attained age 55 or (2) completed twelve years of service and attained age 62.

         A participant becomes vested in his accrued benefit under the Pension Plan upon the earlier of attainment of his normal retirement age or the completion of five years of service. A participant with a vested accrued benefit will be entitled to receive a retirement benefit upon termination of his
employment.  In  some  situations,   distributions  may  be  delayed  until  the
participant attains his normal or early retirement date. The spouse or other beneficiary of a vested participant who dies while employed will be eligible for a survivor benefit.

         The normal form of benefit under the Pension Plan (1) for unmarried participants generally is a ten year certain and life annuity, and (2) for married participants generally is a joint and 50% survivor annuity which is the actuarial equivalent of the unmarried participant's normal form. A participant may elect certain specified optional forms of distribution.

         The Pension Plan provides for the Banks and other participating companies to make all contributions to the Pension Plan in amounts sufficient to fund benefit payments and to satisfy legal funding requirements. All contributions are held in a trust fund of which Hancock Bank is the trustee. Pension contributions were $1,538,915 for 1999.

         The table set forth below shows the estimated annual base payments payable under the present benefit formula to persons retiring upon attainment of age 65 in 2000 in the indicated earnings classifications and with the indicated number of years of service for purposes of computing retirement benefits.

                                                         Pension Plan Table (1) (2) (3)

                                                            Years of Service
Renumeration($)          15          20          25          30           35          40           45           50
---------------          ------      ------      ------      ------       ------     -------   ----------   ----------
  50,000                 11,363      15,450      19,538      23,625       27,713      31,800       35,888       39,975
100,000                  23,963      32,550      41,138      49,725       58,313      66,900       75,488       84,075
150,000                  36,563      49,650      62,738      75,825       88,913     102,000      115,088   (4)128,175
200,000(5)               39,083      53,070      67,058      81,045       95,033     109,020   (4)123,008   (4)136,995
250,000(5)               39,083      53,070      67,058      81,045       95,033     109,020   (4)123,008   (4)136,995

(1) Assuming continued employment, the years of service at age 65 for Mr. Schloegel will be 46 years, Mr. Spence will be 9; for Mr. Seal was 42; for Mr. Webb was 47; and for Mr. Chaney will be 27.
(2) Earnings covered by the Pension Plan consist of base salary and do not include bonuses. The benefit amounts are not subject to reduction for social security benefits, but social security amounts were taken into account under the benefit formula.
(3) This table reflects the normal form of benefit under the Pension Plan which is a life annuity with 120 payments guaranteed.
(4) The annual amount exceeds the IRC Section 415 limit of $117,000 for a ten year certain and life annuity. The Section 415 is indexed so that these amounts may eventually be paid.

(5)  The  table  also  reflects  the  IRC  Section   401(a)(17)  which  limits
compensation for Pension Plan purposes to $160,000 for 1999.

     Compensation covered by the Pension Plan is found in the salary column of the Summary Management Compensation Table for the named executive officers of the Company. It covers the three years listed in the Table and 1995 and 1996.

     Covered compensation for the named executive officers as of the end of the last calendar year is: Schloegel $252,400; Seal $97,200; Spence $173,000; Webb $143,300; and Chaney $170,000.

Executive Supplemental Reimbursement Plan

         Hancock Bank maintains an Executive Supplemental Reimbursement ("ESR Plan") for members of the Banks' Management Committee. Currently, Leo W. Seal, Jr., George A. Schloegel, Charles A. Webb, Jr., A. Hartie Spence and Carl J. Chaney are five of the 11 members of the Management Committee. Under the ESR Plan, Hancock Bank will pay or reimburse each participating committee member up to $5,000 of expenses that the committee members incurs during each calendar year for life insurance, education, residential security systems and club dues. If the amount paid or reimbursed for a committee member is less than $5,000 for a calendar year, the unused portion will be contributed to a deferred compensation account for all members except Leo W. Seal, Jr. An administrative committee of at least three persons appointed by the Board of Directors of Hancock Bank administers and interprets the plan and has sole discretion to award any benefit to committee members.


Stock Purchase Plan

         The Company maintains an Employee Stock Purchase Plan (the "ESPP") that is designed to provide the employees of the Company, the banks and certain subsidiaries of Hancock Bank, a convenient means of purchasing Common Stock of the Company. All employees (except Leo W. Seal, Jr.) of the Company, the Banks, and other participating subsidiaries, who have completed one year of continous employment with the Company, the Banks, or the participating subsidiaries, and are 21 years of age, are eligible to participate in the ESPP.
         Each employee of the Company, the Banks, or a participating subsidiary who qualifies and does participate in the ESPP (a "Participant") is permitted to authorize payroll deductions, which may not exceed 5% of the Participant's base salary for the pay period. At the end of each plan year (January 1 through December 31) the participating company employing a Participant who is still employed at that time, contributes an amount equal to 25% of such Participant's payroll deductions for that plan year.

         Employee and Company contributions are forwarded to Hancock Bank's Investor Relations Department, which uses the funds to purchase shares of the Company's Common Stock through brokers or dealers or directly from individuals (including officers, directors or employees of the Company, the Banks or the participating subsidiaries) at the prevailing market price on the NASDAQ National Market on the date of such purchase. Brokerage commissions, service charges and other transactional costs associated with the purchase of shares by the ESPP, if any, are paid by the ESPP from its assets (and therefore are borne indirectly by the ESPP Participants). Administrative fees and expenses are paid by the Company. Purchases are made in the name of the ESPP at such times and in such amounts as Hancock Bank's Investor Relations Department deems appropriate, and shares are allocated to each Participant as of June 30 and December 31 of each year. A Participant may withdraw the Common Stock and cash held in his Hancock Bank account after each allocation period (but only once in a plan year without penalty).
         For 1999, Hancock Bank contributed $4,263 under the ESPP Plan on behalf of George A. Schloegel; and $1,163 on behalf of Carl J. Chaney. These are the only named executive officers of the Company who participate in the ESPP.

Compensation Committee Report on Executive Compensation

         The Compensation Committee of the Board of Directors has furnished the following report on executive compensation. This report reflects the Company's compensation philosophy for all executive officers, as endorsed by the Board of Directors and the Compensation Committee. The Committee, comprised mostly of the Company Directors, excluding Messers. Seal and Schloegel, named below, determines annual base salary adjustments and annual bonus awards.


Executive Officer Compensation

         The Company's compensation program for executive officers consists of three key elements: a base salary, a discretionary annual bonus and periodic grants of stock options and awards. The Committee believes this approach best serves the interest of stockholders by ensuring that executive officers are compensated in a manner that advances both the short- and long-term interests of stockholders.

Base Salary

         Salaries paid to executive officers (other than Mr. Seal) are reviewed annually by the Chief Executive Officer, ("C.E.O.") of the Company based upon his subjective assessment of the nature of the position, the contributions, experience and company tenure of the executive officer. The C.E.O. then makes his suggestion as to adjustments in base salary for all the executive officers to the Committee. Additionally, the Company uses multiple sources including subscribing to and participating in the Watson-Wyatt Data Survey for Financial Institutions Compensation and the Mississippi and Louisiana Bankers Associations' surveys, which provide the Committee with comparative compensation data from the Company's market areas and its peer groups. This information is used by the Committee to ensure that it is providing compensation opportunities comparable to its peer group, thereby allowing the Company to retain talented executive officers who contribute to the Company's overall and long-term success.

Annual Bonus

         In the last quarter of each fiscal year, the C.E.O., working with the Director of Human Resources, the Chief Financial Officer and other Company executives, develops a Company-wide bonus pool. The size of the bonus pool is based upon a subjective asessment of overall Company and departmental performance as compared to budgeted and prior year performance, and the extent to which the Company achieved its overall financial performance goals and return on stockholders' equity. The bonus pool is then sent to the Board of Directors of the Company for modifications and approval. Once the bonus pool is finalized and approved by the Board, the C.E.O. and the President of Hancock Bank make individual bonus recommendations for executive officers (excluding Mr. Seal and Mr. Schloegel) based upon individual contributions to the Company's short-term and long-term goals achieved for the year.

         While the fourth quarter of 1999 showed considerable improvement, the first three quarters did not meet expectations. Therefore, bonuses were not awarded to Company Executive Officers and Management Committee Members for the year 1999.

Annual Incentive Awards

         The 1996 Hancock Holding Company Long-Term Incentive Plan ( the "Long-Term Incentive Plan"), which was approved by the Company's shareholders in 1996, is designed to provide annual incentive awards. The Long-Term Incentive Plan restricts the combined number of stock options and restricted stock awards to a maximum of 1% of the outstanding shares as reported in the Company's previous year's 10-K, or a maximum of 100,000 shares. Only 1/3 of the shares available for award each year may be awarded in restricted stock awards or performance stock awards.

         Annually, the C.E.O. and the President of Hancock Bank assess the performance of the Company, the individual executive officer's contributions, and the attainment of individual and departmental goals and use this in making recommendations to the Committee on executive long-term awards. Long-Term Incentives, both restricted stock awards and incentive stock options, are granted as an inducement for executives to enhance the growth of the Company and shareholder value.

         In determining the compensation to be paid to the Company's executive officers in 1999, the Compensation Committee employed these compensation policies designed to align the compensation with the Company's overall business strategy, values, and management initiatives. These policies are intended to reward executives for long-term strategic management and the enhancement of shareholder value and support a performance-oriented environment that rewards achievement of internal goals.



Chief Executive Officer Compensation

         For personal reasons, as well as a long time philosophy of Mr. Seal and his father who served before him, Mr. Seal's compensation is relatively low in comparison to other chief executive officers of comparable institutions. His compensation is the result of Mr. Seal's express wishes, and is in no way reflective of his performance, ability as CEO, or his value to the Company.


         Submitted by the Company's Compensation Committee:

         J. F. Boardman, Jr.          Victor Mavar
         James B. Estabrook, Jr.      T. W. Milner, Jr.
         L. A. Koenenn, Jr.           A. F. Dantzler, Jr.
         Charles H. Johnson           Dr. H. C. Moody, Jr.





                     CERTAIN TRANSACTIONS AND RELATIONSHIPS

         Directors, Officers, and Principal Shareholders of the Company and their associates have been customers of the Banks from time to time in the ordinary course of business and additional transactions may be expected to take place in the future. All loans to such persons were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or embody other unfavorable features.






                     FIVE YEAR SHAREHOLDER RETURN COMPARISON

         The U.S. Securities and Exchange Commission requires that the Company include in its Proxy Statement a line graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with a performance indicator of the overall stock market and either a nationally recognized industry standard or an index of peer companies selected by the Company. The broad market index used in the graph is the NASDAQ Market Index. The peer group index is a group of financial institutions in the Southeast with assets ranging from $1.5 billion to $5 billion, a list of the Companies included in the index follows the graph.

                  COMPARE 5-YEAR CUMULATIVE TOTAL RETURN AMONG
        HANCOCK HOLDING CO., NASDAQ MARKET INDEX, AND SOUTHEAST REGIONAL
                               CUSTOM PEER GROUP


                      1994       1995      1996      1997      1998      1999
-------------------------------------------------------------------------------
Hancock Holding Co.    100       128.7     164.04    250.3     191.94    167.35
Peer Group             100       131.69    158.85    253.12    223.48    194.73
NASDAQ Market Index    100       129.71    161.18    197.16    278.08    490.46



























                     ASSUMES $100 INVESTED ON DEC. 30, 1994
                          ASSUMES DIVIDEND REINVESTMENT
                        FISCAL YEAR ENDING DEC. 31, 1999



Southeast Regional Bank Custom Peer group consisting of the following:
Alabama National Bancorp First Charter Corp.        Simmons First National Corp.
BancorpSouth, Inc.       First United Bancshares    Triangle Bancorp, Inc.
Capital City Bank Group  Hamilton Bancorp, Inc.     United Bankshares, Inc.(WV)
Carolina First Corp.     Premier Bancshares, Inc.   Wesbanco Inc.
City Holding Co. (WV)    Republic Bancshares, Inc   Whitney Holding Corp.
F & M National Corp.     Republic Security Fin. Corp.




                                  OTHER MATTERS
        The Board does not anticipate that representatives of Deloitte &
Touche LLP will be in attendance at the Annual Meeting, be present to make a statement, or be available to respond to appropriate questions.

          The Annual Report of the Company for the fiscal year ended December 31, 1999 is enclosed. The Annual Report is not to be regarded as proxy soliciting material. Any shareholder who has not received an Annual Report may obtain one from the Company. The Company also will provide, without charge, copies of its Annual Report on Form 10-K for the year ended December 31, 1999, as filed with the U. S. Securities and Exchange Commission. Shareholders wishing to receive a copy of the Annual Report on Form 10-K are directed to write George
A. Schloegel, Vice Chairman, at the address of the Company.

                        PROPOSALS FOR 2001 ANNUAL MEETING

          Any shareholder who wishes to present a proposal at the Company's next Annual Meeting and who wishes to have the proposal included in the Company's Proxy Statement and form of Proxy for the meeting, must submit the proposal to the undersigned at the address of the Company not later than October 3, 2000. After this date, a stockholder who intends to raise a proposal to be acted upon at the 2001 annual meeting of shareholders must inform the Company in writing no later than December 17, 2000. If notice is not provided by that date, the Company Board may exclude such proposal from being acted upon at the 2001 meeting. Further, the persons named in the Company proxy for the 2001 annual meeting will be allowed to exercise their discretionary authority to vote upon such proposal without the matter having been discussed in the Proxy Statement for the 2001 Annual Meeting.



                                            By Order of the Board of Directors





                                            /s/ Leo W. Seal, Jr.
                                            ----------------------------------
                                            Leo W. Seal, Jr.
                                            President and C.E.O.
Dated:  January 31, 2000

                             HANCOCK HOLDING COMPANY
                                 P. O. BOX 4019
                               GULFPORT, MS 39502

                          PROXY FOR 2000 ANNUAL MEETING
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

KNOW ALL MEN BY THESE PRESENTS that the undersigned shareholder of Hancock Holding Company, does hereby nominate, constitute, and appoint Joseph F. Boardman, Jr., George A. Schloegel and Leo W. Seal, Jr., as proxies of them (with full power of substitution), and hereby authorizes them to vote upon all matters that may properly come before the meeting including the matters described in the Proxy Statement furnished herewith, subject to any directions indicated below, with full power to vote all shares of Common stock of Hancock Holding Company held of record by the undersigned on December 31, 1999, at the annual meeting of stockholders to be held on February 24, 2000, or any adjournment(s) thereof. IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE WITH THE BOARD OF DIRECTORS' RECOMMENDATION FOR EACH OF THE DIRECTORS AS INDICATED IN
ITEM 1, FOR ITEM 2, AND AGAINST  ITEM 3.

         The Board of Directors Recommends you vote FOR Items 1 and 2.

MANAGEMENT PROPOSALS:

Item 1. The election of the following three (3) persons as directors, to serve until the Annual Meeting in 2003, or until each person's successor has been elected and qualified. (INSTRUCTION; AUTHORITY TO VOTE FOR ANY NOMINEE MAY BE WITHHELD BY LINING THROUGH OR OTHERWISE STRIKING OUT THE NAME OF ANY NOMINEE.)

   L. A. KOENENN, JR. [ ] DR. HOMER C. MOODY, JR. [ ] GEORGE A. SCHLOEGEL [ ]

   For all nominees except as indicated [  ]

   Withhold  authority to vote for all nominees [  ]

Item 2. Approve the appointment of Deloitte & Touche LLP as the independent accountants for the Company.

                                FOR [  ] AGAINST [  ] ABSTAIN [  ]

--------------------------------------------------------------------------------
           The Board of Directors Recommends you vote AGAINST Item 3.

MR. MUTH'S PROPOSAL:

Item 3. That the Board of Directors of Hancock Holding Company ("the Company") take specific, identifiable actions to increase, enhance or maximize the value of each shareholder's shares of stock in the Company, through the sale of assets, sale of branches, acquisitions by the Company or merger of the Company.

            FOR [  ] AGAINST [  ] ABSTAIN [  ]
--------------------------------------------------------------------------------

                                       DATED:________________________, 2000

                                       Signature:  ________________________

                                       Signature:  ________________________

                                       When signing as attorney, executor,
                                       trustee, or guardian, please give full
                                       title.  If more than one trustee,
                                       all should sign.  All joint owners must
                                       sign.

                                       Number of shares:_____________________
[GRAPHIC OMITTED]
                                       IF YOU PLAN TO ATTEND THE MEETING,
                                       PLEASE CHECK HERE [  ]
                                       WHETHER OR NOT YOU PLAN TO ATTEND,
                                       PLEASE SIGN AND RETURN AT ONCE.